Exhibit 10.15

                              TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of April 20, 2005, by and between ETOTALSOURCE, INC., a Colorado corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    RECITALS:

      WHEREAS, the Company and the Investor entered into an standby equity distribution agreement dated as of October 6, 2004 (the "Standby Equity Distribution Agreement"); a registration rights agreement dated as of October 6, 2004 (the "Registration Rights Agreement") two (2) escrows agreement dated as of October 6, 2004 (the "Escrow Agreements"), a securities purchase agreement dated as of October 6, 2004 (the "Securities Purchase Agreement"), an investor's registration rights agreement dated as of October 6, 2004 (the "Investor's registration Rights Agreement"), a convertible debenture dated as of October 6, 2004 (the "Convertible Debenture"), a security agreement dated as of October 6, 2004 (the "Security Agreement"), and an irrevocable transfer agent instructions dated as of October 6, 2004 (the "Irrevocable Transfer Agent Instructions"). Collectively, the Standby Equity Distribution Agreement, the Registration Rights Agreement, the Escrow Agreements, the Securities Purchase Agreement, the Investors Registration Rights Agreement, the Convertible Debenture, the Security Agreement, and the Irrevocable Transfer Agent Instructions are referred to as the "Transaction Documents."

      NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual promises, conditions and covenants contained herein and in the Transaction Documents, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Termination. Each of the parties to this Agreement hereby terminate the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

      IN WITNESS WHEREOF, the parties have signed and delivered this Termination Agreement on the date first set forth above.

                                       ETOTALSOURCE, INC.
                                       By:________________________________
                                       Name:    Michael Sullinger
                                       Title:   Chief Operating Officer

                                       CORNELL CAPITAL PARTNERS, LP

                                       By: Yorkville Advisors, LLC
                                       Its: General Partner
                                       By:________________________________
                                       Name:    Mark A. Angelo
                                       Title:   Portfolio Manager